                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: May 1998
Distribution Date: 6/22/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement


                                                                                                  Per $1,000 of  Original
                                                                                                    Class A/Class B
                                                                                                    Certificate Amount
                                                                                                  -----------------------
 (i)  Principal Distribution
        Class A Amount                                                         $  21,966,819.72        $ 33.434050
        Class B Amount                                                         $   1,035,085.78        $ 33.434050

(ii)  Interest Distribution
        Class A Amount                                                         $   2,489,073.57        $  3.788432
        Class B Amount                                                         $     117,286.19        $  3.788432

(iii) Monthly Servicing Fee                                                    $     430,803.27        $  0.626187
        Monthly Supplemental Servicing Fee                                     $           0.00        $  0.000000
        Class A Percentage of the Servicing Fee                                $     411,417.12        $  0.626187
        Class A Percentage of the Supplemental Servicing Fee                   $           0.00        $  0.000000
        Class B Percentage of the Servicing Fee                                $      19,386.15        $  0.626187
        Class B Percentage of the Supplemental Servicing Fee                   $           0.00

(iv)  Class A Principal Balance (end of Collection Period)                     $ 471,733,722.57
      Class A Pool Factor (end of Collection Period)                                  71.799055%
      Class B Principal Balance (end of Collection Period)                     $  22,228,291.29
      Class B Pool Factor (end of Collection Period)                                  71.799055%

 (v)  Pool Balance (end of Collection Period)                                  $ 493,962,013.86

(vi)  Class A Interest Carryover Shortfall                                     $           0.00
      Class A Principal Carryover Shortfall                                    $           0.00
      Class B Interest Carryover Shortfall                                     $           0.00
      Class B Principal Carryover Shortfall                                    $           0.00

(vii) Amount Otherwise Distributable to the Seller that is Distributed
      to Either the Class A or Class B Certificateholders                      $           0.00        $  0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                         $   6,879,784.34
        Class B Amount                                                         $           0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the Seller
      or the Servicer                                                          $           0.00